Exhibit 99.1

NEWS RELEASE
Investor Contact:
Teresa Gutierrez, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Cliff Bowers, Senior Vice President, Director of Public Relations
920-491-7542

Associated Reports Second Quarter Earnings of $0.31 per share
Earnings per share up 11% from prior year

GREEN BAY, Wis. -- July 16, 2015 -- Associated Banc-Corp (NYSE: ASB) today reported net income to common shareholders of $48 million, or $0.31 per common share, for the quarter ended June 30, 2015. This compares to net income to common shareholders of $45 million, or $0.28 per common share, for the quarter ended June 30, 2014.
“Steady loan growth, strong fee revenues, and a benign credit environment have all contributed to this quarter’s solid performance,” said President and CEO Philip B. Flynn. “We continue to optimize our delivery strategies, in terms of branches and digital channels, in response to evolving customer preferences. We are investing in more digital and mobile solutions, while being capital and expense disciplined.”
HIGHLIGHTS

•	Average loans grew $373 million, or 2% from the first quarter

•	Average Total Commercial loans grew $220 million, or 2% from the first quarter

•	Average Total Consumer loans grew $153 million, or 2% from the first quarter

•	Average deposits grew $571 million, or 3% from the first quarter

•	Average money market and savings balances grew a combined $523 million, or 5% from the first quarter

•	Net interest margin of 2.83% declined 6 basis points from the first quarter

•	Noninterest income of $87 million increased $6 million, or 8% from the first quarter

•	Mortgage banking revenue increased $3 million from the first quarter

•	Noninterest expenses of $177 million increased $3 million, or 1% from the first quarter

•	Personnel expense increased $3 million which included $2 million in severance

•	Pretax income of $71 million increased $2 million, or 3% from the first quarter

•	During the second quarter, the Company repurchased 3.2 million shares of common stock

•	Return on average Tier 1 common equity was 10.55% for the second quarter

•	Capital ratios remain strong with a Tier 1 common equity ratio of 9.30% at June 30, 2015

- more -

SECOND QUARTER 2015 FINANCIAL RESULTS
Loans
Average loans of $18.2 billion increased $373 million, or 2% from the first quarter, and have increased $1.5 billion, or 9% from the year ago quarter. Commercial and business lending average balances grew $174 million, or 2% from the first quarter. Within commercial and business lending, the mortgage warehouse portfolio grew an average of $130 million during the quarter and was the largest contributor to commercial loan growth. Commercial real estate lending average balances grew $46 million, or 1% from the first quarter. Total consumer average loans were up $153 million compared to the prior quarter. Residential lending growth of $219 million was the largest contributor of loan growth for the quarter. Growth in total consumer lending was partially offset by continued run off in home equity and installment loans.
Deposits
Average deposits of $19.6 billion for the second quarter were up $571 million, or 3% compared to the first quarter and have increased $2.5 billion, or 14% from the year ago quarter. Money market average balances increased $448 million, or 5% from the first quarter. Savings average balances increased $75 million, or 6% from the prior quarter. Time deposits grew an average of $36 million during the quarter, continuing the growth trend experienced in the first quarter. Average checking balances were also slightly improved from the first quarter.
Net Interest Income and Net Interest Margin
Second quarter net interest income of $166 million was down $1 million, or 1% from the first quarter and down $2 million from the year ago quarter. During the quarter, the Company restructured its investment portfolio and sold over $1 billion of Fannie Mae and Freddie Mac mortgage backed securities and reinvested into Ginnie Mae securities, contributing to $1 million in lower portfolio income and generating a $1 million net gain on sale. This restructuring lowered our risk weighted assets and related capital requirements, while improving the liquidity of our portfolio and not materially changing its duration or income profile going forward.
Second quarter net interest margin was 2.83%, a decrease of 6 basis points from the 2.89% reported in the first quarter. The second quarter yield on earning assets declined 5 basis points to 3.15% from 3.20% in the prior quarter. The decline is primarily attributable to continued loan yield compression in the commercial real estate portfolio, payoffs in the home equity portfolio, and the previously mentioned investment portfolio restructuring. Second quarter deposit expense was unchanged at 21 basis points while overall funding costs increased 1 basis point to 40 basis points.
Noninterest Income and Expense
Noninterest income for the second quarter was $87 million, up $6 million or 8% from the first quarter, and up $14 million or 20% from the year ago quarter. In the second quarter, core fee-based revenues increased $2 million on higher trust, insurance, brokerage, and syndication fees. Mortgage banking income increased $3 million from the prior quarter on higher realized gains on sale. Second quarter net asset gains of $2 million were up $1 million from the prior quarter.
- more -

Noninterest income growth from the year ago quarter is primarily attributable to the Ahmann & Martin Co. insurance agency acquisition and improving mortgage banking income.
Total noninterest expense was $177 million, up $3 million or 1% from the first quarter, and up $9 million or 5% from the year ago quarter. In the second quarter, personnel expense increased $3 million which included $2 million in severance related to the restructuring of our securities brokerage business and the planned closure of thirteen branches. Occupancy expenses were lower in the current quarter due to a lease termination charge recorded in the first quarter. Business development and advertising expenses increased $2 million driven by the launch of a multifaceted advertising campaign in the second quarter.
The Company announced plans to close thirteen branches in the second half of 2015. The branch closures reflect changing customer branch usage patterns and a continuing shift to digital banking solutions. These branch closures will generate approximately $3 million in expense to be recognized by year end 2015, and should result in net savings in 2016 and beyond.
Taxes
Second quarter income taxes were $22 million, with an effective tax rate of 31%, compared to $22 million and an effective tax rate of 32% in the year ago period.
Credit
Net charge offs of $9 million were up $3 million from the first quarter, and up $6 million from the year ago quarter. Potential problem loans of $200 million were down 9% compared to the first quarter, and down 31% from the year ago quarter. The second quarter provision was essentially flat from the prior quarter at $5 million and reflects a benign credit environment.
Nonaccrual loans of $160 million were down 8% compared to the first quarter, and down 11% from the year ago quarter. The nonaccrual loans to total loans ratio improved to 0.88% in the second quarter, down from 0.97% in the prior quarter and down from 1.05% in the year ago quarter.
The Company’s allowance for loan losses of $262 million was down $4 million from first quarter, and down $10 million from the year ago quarter. The allowance for loan losses to total nonaccrual loans ratio improved to 163% in the second quarter, up from 152% in the prior and year ago quarters.
Capital Ratios
The Company’s capital position remains strong, with a Tier 1 common equity ratio of 9.30% at June 30, 2015.
During the second quarter, the Company issued $65 million of preferred stock with a 6.125% dividend rate for net proceeds of $63 million. Also during the quarter, the Company repurchased $63 million, or 3.2 million shares, of common stock at an average cost of $19.51 per share.
The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

- more -

SECOND QUARTER 2015 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 16, 2015. Interested parties can listen to the call live on the internet through the investor relations section of the company's website, http://investor.associatedbank.com or by dialing 877-407-8037. The slide presentation for the call will be available on the company's website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp second quarter 2015 earnings call.
An audio archive of the webcast will be available on the company’s website at http://investor.associatedbank.com approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $27 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “Tier 1 common equity”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found in the attached tables.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(in thousands)	June 30, 2015	March 31, 2015	Seql Qtr $ Change	December 31, 2014	September 30, 2014	June 30, 2014	Comp Qtr $ Change
Assets
Cash and due from banks	$375,369	$355,541	$19,828	$444,113	$381,287	$549,883	$(174,514)
Interest-bearing deposits in other financial institutions	101,573	488,426	(386,853)	571,924	74,945	78,233	23,340
Federal funds sold and securities purchased under agreements to resell	39,850	3,380	36,470	16,030	18,320	18,135	21,715
Securities held to maturity, at amortized cost	532,382	438,047	94,335	404,455	301,941	246,050	286,332
Securities available for sale, at fair value	5,407,998	5,358,310	49,688	5,396,812	5,345,422	5,506,379	(98,381)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	160,765	189,222	(28,457)	189,107	188,875	186,247	(25,482)
Loans held for sale	151,146	159,963	(8,817)	154,935	141,672	78,657	72,489
Loans	18,303,252	17,979,032	324,220	17,593,846	17,159,090	17,045,052	1,258,200
Allowance for loan losses	(261,538)	(265,268)	3,730	(266,302)	(266,262)	(271,851)	10,313
Loans, net	18,041,714	17,713,764	327,950	17,327,544	16,892,828	16,773,201	1,268,513
Premises and equipment, net	274,338	274,591	(253)	274,688	272,283	264,735	9,603
Goodwill	968,844	968,774	70	929,168	929,168	929,168	39,676
Other intangible assets, net	79,055	77,984	1,071	67,582	69,201	70,538	8,517
Trading assets	35,386	42,336	(6,950)	35,163	34,005	40,630	(5,244)
Other assets	1,016,725	998,402	18,323	1,010,253	1,003,875	985,930	30,795
Total assets	$27,185,145	$27,068,740	$116,405	$26,821,774	$25,653,822	$25,727,786	$1,457,359
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,332,171	$4,570,872	$(238,701)	$4,505,272	$4,302,454	$4,211,057	$121,114
Interest-bearing deposits	14,937,392	15,280,720	(343,328)	14,258,232	13,898,804	13,105,202	1,832,190
Total deposits	19,269,563	19,851,592	(582,029)	18,763,504	18,201,258	17,316,259	1,953,304
Federal funds purchased and securities sold under agreements to repurchase	689,699	587,272	102,427	493,991	765,641	959,051	(269,352)
Other short-term funding	905,837	75,265	830,572	574,297	664,539	1,378,120	(472,283)
Long-term funding	3,179,734	3,429,925	(250,191)	3,930,117	2,931,547	2,931,809	247,925
Trading liabilities	37,169	44,730	(7,561)	37,329	36,003	43,311	(6,142)
Accrued expenses and other liabilities	198,752	197,818	934	222,285	185,256	169,290	29,462
Total liabilities	24,280,754	24,186,602	94,152	24,021,523	22,784,244	22,797,840	1,482,914
Stockholders’ Equity
Preferred equity	122,015	59,727	62,288	59,727	61,024	61,024	60,991
Common stock	1,642	1,674	(32)	1,665	1,719	1,750	(108)
Surplus	1,450,200	1,505,170	(54,970)	1,484,933	1,583,032	1,628,356	(178,156)
Retained earnings	1,538,684	1,509,967	28,717	1,497,818	1,466,525	1,432,518	106,166
Accumulated other comprehensive income (loss)	2,594	24,800	(22,206)	(4,850)	(1,725)	10,494	(7,900)
Treasury stock	(210,744)	(219,200)	8,456	(239,042)	(240,997)	(204,196)	(6,548)
Total stockholders’ equity	2,904,391	2,882,138	22,253	2,800,251	2,869,578	2,929,946	(25,555)
Total liabilities and stockholders’ equity	$27,185,145	$27,068,740	$116,405	$26,821,774	$25,653,822	$25,727,786	$1,457,359

Associated Banc-Corp Consolidated Statements of Income (Unaudited)

	For The Three Months Ended, June 30		Quarter		For The Six Months Ended, June 30		Year-to-Date
(in thousands, except per share amounts)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Interest Income
Interest and fees on loans	$152,417	$146,629	$5,788	3.9%	$304,362	$290,016	$14,346	4.9%
Interest and dividends on investment securities:
Taxable	23,868	26,109	(2,241)	(8.6)%	48,960	52,366	(3,406)	(6.5)%
Tax-exempt	7,565	7,030	535	7.6%	15,452	14,001	1,451	10.4%
Other interest	1,771	1,862	(91)	(4.9)%	3,463	3,311	152	4.6%
Total interest income	185,621	181,630	3,991	2.2%	372,237	359,694	12,543	3.5%
Interest Expense
Interest on deposits	8,141	6,195	1,946	31.4%	15,760	12,354	3,406	27.6%
Interest on Federal funds purchased and securities sold under agreements to repurchase	235	306	(71)	(23.2)%	466	611	(145)	(23.7)%
Interest on other short-term funding	115	280	(165)	(58.9)%	196	396	(200)	(50.5)%
Interest on long-term funding	10,642	6,146	4,496	73.2%	21,514	12,657	8,857	70.0%
Total interest expense	19,133	12,927	6,206	48.0%	37,936	26,018	11,918	45.8%
Net Interest Income	166,488	168,703	(2,215)	(1.3)%	334,301	333,676	625	0.2%
Provision for credit losses	5,000	5,000	—	—%	9,500	10,000	(500)	(5.0)%
Net interest income after provision for credit losses	161,488	163,703	(2,215)	(1.4)%	324,801	323,676	1,125	0.3%
Noninterest Income
Trust service fees	12,515	12,017	498	4.1%	24,602	23,728	874	3.7%
Service charges on deposit accounts	15,703	17,412	(1,709)	(9.8)%	31,509	33,812	(2,303)	(6.8)%
Card-based and other nondeposit fees	13,597	12,577	1,020	8.1%	26,013	25,086	927	3.7%
Insurance commissions	20,077	13,651	6,426	47.1%	39,805	25,968	13,837	53.3%
Brokerage and annuity commissions	4,192	4,520	(328)	(7.3)%	7,875	8,553	(678)	(7.9)%
Total core fee-based revenue	66,084	60,177	5,907	9.8%	129,804	117,147	12,657	10.8%
Mortgage banking, net	9,941	5,362	4,579	85.4%	17,349	11,723	5,626	48.0%
Capital market fees, net	2,692	2,099	593	28.3%	5,159	4,421	738	16.7%
Bank owned life insurance income	2,381	3,011	(630)	(20.9)%	5,256	7,331	(2,075)	(28.3)%
Asset gains, net	1,893	899	994	110.6%	2,989	1,627	1,362	83.7%
Investment securities gains, net	1,242	34	1,208	N/M	1,242	412	830	201.5%
Other	2,288	665	1,623	244.1%	4,798	3,107	1,691	54.4%
Total noninterest income	86,521	72,247	14,274	19.8%	166,597	145,768	20,829	14.3%
Noninterest Expense
Personnel expense	102,986	97,793	5,193	5.3%	203,138	195,491	7,647	3.9%
Occupancy	14,308	13,785	523	3.8%	31,991	29,345	2,646	9.0%
Equipment	5,739	6,227	(488)	(7.8)%	11,511	12,503	(992)	(7.9)%
Technology	16,354	14,594	1,760	12.1%	31,912	27,318	4,594	16.8%
Business development and advertising	6,829	5,077	1,752	34.5%	12,156	10,139	2,017	19.9%
Other intangible amortization	888	991	(103)	(10.4)%	1,689	1,982	(293)	(14.8)%
Loan expense	3,681	3,620	61	1.7%	6,677	6,407	270	4.2%
Legal and professional fees	4,344	4,436	(92)	(2.1)%	8,882	8,624	258	3.0%
Foreclosure / OREO expense	1,303	1,575	(272)	(17.3)%	2,728	3,471	(743)	(21.4)%
FDIC expense	6,000	4,945	1,055	21.3%	12,500	9,946	2,554	25.7%
Other	14,384	14,882	(498)	(3.3)%	27,887	30,357	(2,470)	(8.1)%
Total noninterest expense	176,816	167,925	8,891	5.3%	351,071	335,583	15,488	4.6%
Income before income taxes	71,193	68,025	3,168	4.7%	140,327	133,861	6,466	4.8%
Income tax expense	21,793	21,660	133	0.6%	44,255	42,297	1,958	4.6%
Net income	49,400	46,365	3,035	6.5%	96,072	91,564	4,508	4.9%
Preferred stock dividends	1,545	1,278	267	20.9%	2,773	2,522	251	10.0%
Net income available to common equity	$47,855	$45,087	$2,768	6.1%	$93,299	$89,042	$4,257	4.8%
Earnings Per Common Share:
Basic	$0.32	$0.28	$0.04	14.3%	$0.62	$0.55	$0.07	12.7%
Diluted	$0.31	$0.28	$0.03	10.7%	$0.61	$0.55	$0.06	10.9%
Average Common Shares Outstanding:
Basic	149,903	159,940	(10,037)	(6.3)%	149,986	160,699	(10,713)	(6.7)%
Diluted	151,108	160,838	(9,730)	(6.0)%	151,129	161,513	(10,384)	(6.4)%

N/M=Not meaningful

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	2Q15	1Q15	$ Change	% Change	4Q14	3Q14	2Q14	$ Change	% Change
Interest Income
Interest and fees on loans	$152,417	$151,945	$472	0.3%	$156,536	$152,030	$146,629	$5,788	3.9%
Interest and dividends on investment securities:
Taxable	23,868	25,092	(1,224)	(4.9)%	25,061	25,037	26,109	(2,241)	(8.6)%
Tax-exempt	7,565	7,887	(322)	(4.1)%	7,580	7,483	7,030	535	7.6%
Other interest	1,771	1,692	79	4.7%	1,821	1,503	1,862	(91)	(4.9)%
Total interest income	185,621	186,616	(995)	(0.5)%	190,998	186,053	181,630	3,991	2.2%
Interest Expense
Interest on deposits	8,141	7,619	522	6.9%	7,319	6,621	6,195	1,946	31.4%
Interest on Federal funds purchased and securities sold under agreements to repurchase	235	231	4	1.7%	218	390	306	(71)	(23.2)%
Interest on other short-term funding	115	81	34	42.0%	156	233	280	(165)	(58.9)%
Interest on long-term funding	10,642	10,872	(230)	(2.1)%	8,644	6,179	6,146	4,496	73.2%
Total interest expense	19,133	18,803	330	1.8%	16,337	13,423	12,927	6,206	48.0%
Net Interest Income	166,488	167,813	(1,325)	(0.8)%	174,661	172,630	168,703	(2,215)	(1.3)%
Provision for credit losses	5,000	4,500	500	11.1%	5,000	1,000	5,000	—	—%
Net interest income after provision for credit losses	161,488	163,313	(1,825)	(1.1)%	169,661	171,630	163,703	(2,215)	(1.4)%
Noninterest Income
Trust service fees	12,515	12,087	428	3.5%	12,457	12,218	12,017	498	4.1%
Service charges on deposit accounts	15,703	15,806	(103)	(0.7)%	17,006	17,961	17,412	(1,709)	(9.8)%
Card-based and other nondeposit fees	13,597	12,416	1,181	9.5%	12,019	12,407	12,577	1,020	8.1%
Insurance commissions	20,077	19,728	349	1.8%	10,593	7,860	13,651	6,426	47.1%
Brokerage and annuity commissions	4,192	3,683	509	13.8%	3,496	4,040	4,520	(328)	(7.3)%
Total core fee-based revenue	66,084	63,720	2,364	3.7%	55,571	54,486	60,177	5,907	9.8%
Mortgage banking, net	9,941	7,408	2,533	34.2%	2,928	6,669	5,362	4,579	85.4%
Capital market fees, net	2,692	2,467	225	9.1%	2,613	2,939	2,099	593	28.3%
Bank owned life insurance income	2,381	2,875	(494)	(17.2)%	2,739	3,506	3,011	(630)	(20.9)%
Asset gains, net	1,893	1,096	797	72.7%	3,727	4,934	899	994	110.6%
Investment securities gains, net	1,242	—	1,242	N/M	25	57	34	1,208	N/M
Other	2,288	2,510	(222)	(8.8)%	2,040	2,317	665	1,623	244.1%
Total noninterest income	86,521	80,076	6,445	8.0%	69,643	74,908	72,247	14,274	19.8%
Noninterest Expense
Personnel expense	102,986	100,152	2,834	2.8%	97,258	97,650	97,793	5,193	5.3%
Occupancy	14,308	17,683	(3,375)	(19.1)%	14,589	13,743	13,785	523	3.8%
Equipment	5,739	5,772	(33)	(0.6)%	6,148	6,133	6,227	(488)	(7.8)%
Technology	16,354	15,558	796	5.1%	14,581	13,573	14,594	1,760	12.1%
Business development and advertising	6,829	5,327	1,502	28.2%	8,538	7,467	5,077	1,752	34.5%
Other intangible amortization	888	801	87	10.9%	775	990	991	(103)	(10.4)%
Loan expense	3,681	2,996	685	22.9%	3,646	3,813	3,620	61	1.7%
Legal and professional fees	4,344	4,538	(194)	(4.3)%	4,257	4,604	4,436	(92)	(2.1)%
Foreclosure / OREO expense	1,303	1,425	(122)	(8.6)%	1,168	2,083	1,575	(272)	(17.3)%
FDIC expense	6,000	6,500	(500)	(7.7)%	6,956	6,859	4,945	1,055	21.3%
Other	14,384	13,503	881	6.5%	13,889	14,938	14,882	(498)	(3.3)%
Total noninterest expense	176,816	174,255	2,561	1.5%	171,805	171,853	167,925	8,891	5.3%
Income before income taxes	71,193	69,134	2,059	3.0%	67,499	74,685	68,025	3,168	4.7%
Income tax expense	21,793	22,462	(669)	(3.0)%	18,761	24,478	21,660	133	0.6%
Net income	49,400	46,672	2,728	5.8%	48,738	50,207	46,365	3,035	6.5%
Preferred stock dividends	1,545	1,228	317	25.8%	1,225	1,255	1,278	267	20.9%
Net income available to common equity	$47,855	$45,444	$2,411	5.3%	$47,513	$48,952	$45,087	$2,768	6.1%
Earnings Per Common Share:
Basic	$0.32	$0.30	$0.02	6.7%	$0.31	$0.31	$0.28	$0.04	14.3%
Diluted	$0.31	$0.30	$0.01	3.3%	$0.31	$0.31	$0.28	$0.03	10.7%
Average Common Shares Outstanding:
Basic	149,903	150,070	(167)	(0.1)%	151,931	155,925	159,940	(10,037)	(6.3)%
Diluted	151,108	151,164	(56)	—%	153,083	156,991	160,838	(9,730)	(6.0)%

N/M=Not meaningful

Associated Banc-Corp Selected Quarterly Information
($ in millions, except per share and full time equivalent employee data)	YTD 2015	YTD 2014	2Q15	1Q15	4Q14	3Q14	2Q14
Per Common Share Data
Dividends	$0.20	$0.18	$0.10	$0.10	$0.10	$0.09	$0.09
Market Value:
High	20.84	18.39	20.84	19.07	19.37	18.90	18.39
Low	16.62	15.58	18.50	16.62	16.75	17.42	16.82
Close	20.27	18.08	20.27	18.60	18.63	17.42	18.08
Book value	18.44	17.99	18.44	18.38	18.32	18.15	17.99
Tier 1 common equity / share (1) (6)	12.10	12.04	12.10	11.97	12.09	12.10	12.04
Tangible book value / share	$11.90	$12.11	$11.90	$11.95	$12.06	$12.09	$12.11
Performance Ratios (annualized)
Return on average assets	0.73%	0.75%	0.74%	0.71%	0.75%	0.78%	0.75%
Return on average tangible common equity	10.39	9.51	10.62	10.16	10.27	10.35	9.56
Return on average Tier 1 common equity (1) (6)	10.38	9.52	10.55	10.22	10.35	10.38	9.56
Effective tax rate	31.54	31.60	30.61	32.49	27.79	32.77	31.84
Dividend payout ratio (2)	32.26	32.73	31.25	33.33	32.26	29.03	32.14
Average Balances
Common stockholders’ equity	$2,790	$2,828	$2,794	$2,785	$2,772	$2,815	$2,830
Average Tier 1 common equity (1) (6)	$1,812	$1,896	$1,820	$1,804	$1,821	$1,871	$1,892
Selected Trend Information
Average full time equivalent employees	4,443	4,474	4,465	4,422	4,320	4,359	4,431
Trust assets under management, at market value	$8,068	$7,720	$8,068	$8,138	$7,993	$7,700	$7,720
Total revenue (3)	$511	$489	$258	$253	$249	$252	$246
Core fee-based revenue (4)	$130	$117	$66	$64	$56	$54	$60
Mortgage loans originated for sale during period	$619	$479	$351	$268	$292	$298	$276
Mortgage portfolio serviced for others	$7,898	$8,052	$7,898	$7,920	$7,999	$8,012	$8,052
Mortgage servicing rights, net / Portfolio serviced for others	0.77%	0.76%	0.77%	0.75%	0.75%	0.76%	0.76%
At Period End
Loans / deposits			94.99%	90.57%	93.77%	94.27%	98.43%
Stockholders’ equity / assets			10.68%	10.65%	10.44%	11.19%	11.39%
Tangible common equity / tangible assets (5)			6.85%	7.04%	6.97%	7.57%	7.79%
Tangible equity / tangible assets (5)			7.32%	7.27%	7.20%	7.82%	8.03%
Shares outstanding, end of period			150,862	153,567	149,560	154,743	159,480
Capital (6)
Risk weighted assets (7) (8)			$19,629	$19,565	$18,568	$18,031	$17,911
Tier 1 common equity (1)			$1,825	$1,838	$1,808	$1,873	$1,920
Tier 1 common equity / risk-weighted assets (7) (8)			9.30%	9.39%	9.74%	10.39%	10.72%
Tier 1 leverage ratio (7) (8)			7.53%	7.39%	7.48%	7.87%	8.26%
Tier 1 risk-based capital ratio (7) (8)			9.89%	9.70%	10.06%	10.73%	11.06%
Total risk-based capital ratio (7) (8)			12.41%	12.21%	12.66%	11.98%	12.31%
Non-GAAP Financial Measures Reconciliation
Common Equity Tier 1 Reconciliation (1):
Stockholders' Equity			$2,904	$2,882	$2,800	$2,870	$2,930
Accumulated other comprehensive income (AOCI)			$(2)	$(25)	$5	$1	$(11)
Preferred equity			$(122)	$(59)	$(60)	$(61)	$(61)
Intangible assets			$(951)	$(951)	$(937)	$(937)	$(938)
Deferred tax assets (DTAs) / Disallowed servicing assets			$(4)	$(9)	$—	$—	$—
Common Equity Tier 1			$1,825	$1,838	$1,808	$1,873	$1,920
Efficiency Ratio Reconciliation:
Efficiency ratio (9)	70.26%	70.05%	70.23%	70.30%	70.33%	69.44%	69.70%
Taxable equivalent adjustment	(1.38)%	(1.34)%	(1.34)%	(1.42)%	(1.40)%	(1.36)%	(1.32)%
Asset gains, net	0.41%	0.24%	0.51%	0.30%	1.05%	1.36%	0.26%
Other intangible amortization	(0.34)%	(0.41)%	(0.35)%	(0.32)%	(0.32)%	(0.40)%	(0.41)%
Efficiency ratio, fully taxable equivalent (9)	68.95%	68.54%	69.05%	68.86%	69.66%	69.04%	68.23%

(1)
Tier 1 common equity, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.

(2)	Ratio is based upon basic earnings per common share.

(3)
Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Pages 2 and 3 in the Consolidated Statements of Income and Pages 7 and 8 in the Net Interest Income Analysis.

(4)
Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Pages 2 and 3 in the Consolidated Statements of Income.

(5)
Tangible equity, tangible common equity and tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

(6)
Prior to 2015, the regulatory capital requirements effective for the Corporation followed the Capital Accord of the Basel Committee on Banking Supervision ("Basel I"). Beginning January 1, 2015, the regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions from Basel I over the next three years to full implementation by January 1, 2018.

(7)	June 30, 2015 data is estimated.

(8)
The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.

(9)
Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).

Associated Banc-Corp Selected Asset Quality Information
(in thousands)	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Allowance for Loan Losses
Beginning balance	$265,268	$266,302	(0.4)%	$266,262	$271,851	$267,916	(1.0)%
Provision for loan losses	5,000	4,500	11.1%	4,500	(3,000)	6,500	(23.1)%
Charge offs	(14,537)	(13,270)	9.5%	(8,778)	(14,850)	(9,107)	59.6%
Recoveries	5,807	7,736	(24.9)%	4,318	12,261	6,542	(11.2)%
Net charge offs	(8,730)	(5,534)	57.8%	(4,460)	(2,589)	(2,565)	240.4%
Ending balance	$261,538	$265,268	(1.4)%	$266,302	$266,262	$271,851	(3.8)%
Allowance for Unfunded Commitments
Beginning balance	$24,900	$24,900	—%	$24,400	$20,400	$21,900	13.7%
Provision for unfunded commitments	—	—	N/M	500	4,000	(1,500)	(100.0)%
Ending balance	$24,900	$24,900	—%	$24,900	$24,400	$20,400	22.1%
Allowance for credit losses	$286,438	$290,168	(1.3)%	$291,202	$290,662	$292,251	(2.0)%
Net Charge Offs	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Commercial and industrial	$3,921	$4,650	(15.7)%	$1,323	$572	$(1,377)	(384.7)%
Commercial real estate—owner occupied	1,198	739	62.1%	134	2,210	(550)	(317.8)%
Lease financing	—	—	N/M	9	(6)	29	(100.0)%
Commercial and business lending	5,119	5,389	(5.0)%	1,466	2,776	(1,898)	(369.7)%
Commercial real estate—investor	1,856	(2,529)	(173.4)%	(132)	(4,065)	(239)	(876.6)%
Real estate construction	(673)	(743)	(9.4)%	(116)	350	795	(184.7)%
Commercial real estate lending	1,183	(3,272)	(136.2)%	(248)	(3,715)	556	112.8%
Total commercial	6,302	2,117	197.7%	1,218	(939)	(1,342)	(569.6)%
Home equity revolving lines of credit	246	1,220	(79.8)%	1,094	1,098	1,380	(82.2)%
Home equity loans 1st liens	169	362	(53.3)%	206	118	448	(62.3)%
Home equity loans junior liens	118	423	(72.1)%	457	728	948	(87.6)%
Home equity	533	2,005	(73.4)%	1,757	1,944	2,776	(80.8)%
Installment and credit cards	786	769	2.2%	990	910	247	218.2%
Residential mortgage	1,109	643	72.5%	495	674	884	25.5%
Total consumer	2,428	3,417	(28.9)%	3,242	3,528	3,907	(37.9)%
Total net charge offs	$8,730	$5,534	57.8%	$4,460	$2,589	$2,565	240.4%
Net Charge Offs to Average Loans (in basis points) *	Jun 30, 2015	Mar 31, 2015		Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Commercial and industrial	26	32		9	4	(10)
Commercial real estate—owner occupied	48	30		5	84	(20)
Lease financing	—	—		7	(5)	22
Commercial and business lending	29	31		9	17	(12)
Commercial real estate—investor	24	(33)		(2)	(54)	(3)
Real estate construction	(26)	(30)		(5)	14	33
Commercial real estate lending	11	(32)		(2)	(37)	6
Total commercial	22	8		4	(3)	(5)
Home equity revolving lines of credit	11	56		49	50	64
Home equity loans 1st liens	13	26		14	7	26
Home equity loans junior liens	32	108		107	159	196
Home equity	14	51		42	45	64
Installment and credit cards	73	70		86	78	25
Residential mortgage	9	6		4	6	9
Total consumer	14	21		19	22	25
Total net charge offs	19	13		10	6	6
Credit Quality	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Nonaccrual loans	$160,361	$174,346	(8.0)%	$177,413	$184,138	$179,226	(10.5)%
Other real estate owned (OREO)	13,557	14,926	(9.2)%	16,732	16,840	17,729	(23.5)%
Total nonperforming assets	$173,918	$189,272	(8.1)%	$194,145	$200,978	$196,955	(11.7)%
Loans 90 or more days past due and still accruing	$1,662	$1,715	(3.1)%	$1,623	$1,690	$1,776	(6.4)%
Allowance for loan losses / loans	1.43%	1.48%		1.51%	1.55%	1.59%
Allowance for loan losses / nonaccrual loans	163.09	152.15		150.10	144.60	151.68
Nonaccrual loans / total loans	0.88	0.97		1.01	1.07	1.05
Nonperforming assets / total loans plus OREO	0.95	1.05		1.10	1.17	1.15
Nonperforming assets / total assets	0.64	0.70		0.72	0.78	0.77
Net charge offs / average loans (annualized)	0.19	0.13		0.10	0.06	0.06
Year-to-date net charge offs / average loans	0.16	0.13		0.09	0.08	0.10
Nonaccrual loans by type:
Commercial and industrial	$64,738	$61,620	5.1%	$49,663	$51,143	$40,846	58.5%
Commercial real estate—owner occupied	18,821	21,861	(13.9)%	25,825	24,340	31,725	(40.7)%
Lease financing	1,656	1,720	(3.7)%	1,801	1,947	1,541	7.5%
Commercial and business lending	85,215	85,201	—%	77,289	77,430	74,112	15.0%
Commercial real estate—investor	6,090	13,742	(55.7)%	22,685	25,106	28,135	(78.4)%
Real estate construction	2,906	5,423	(46.4)%	5,399	8,187	6,988	(58.4)%
Commercial real estate lending	8,996	19,165	(53.1)%	28,084	33,293	35,123	(74.4)%
Total commercial	94,211	104,366	(9.7)%	105,373	110,723	109,235	(13.8)%
Home equity revolving lines of credit	8,420	9,171	(8.2)%	9,853	10,154	10,056	(16.3)%
Home equity loans 1st liens	4,630	5,111	(9.4)%	5,290	4,664	4,634	(0.1)%
Home equity loans junior liens	5,356	6,145	(12.8)%	6,598	6,443	6,183	(13.4)%
Home equity	18,406	20,427	(9.9)%	21,741	21,261	20,873	(11.8)%
Installment and credit cards	454	515	(11.8)%	613	653	771	(41.1)%
Residential mortgage	47,290	49,038	(3.6)%	49,686	51,501	48,347	(2.2)%
Total consumer	66,150	69,980	(5.5)%	72,040	73,415	69,991	(5.5)%
Total nonaccrual loans	$160,361	$174,346	(8.0)%	$177,413	$184,138	$179,226	(10.5)%
* Annualized
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Restructured loans (accruing)
Commercial and industrial	$32,063	$26,466	21.1%	$33,892	$36,955	$28,849	11.1%
Commercial real estate—owner occupied	5,433	9,780	(44.4)%	10,454	11,574	12,168	(55.4)%
Commercial and business lending	37,496	36,246	3.4%	44,346	48,529	41,017	(8.6)%
Commercial real estate—investor	22,009	22,775	(3.4)%	23,127	24,440	41,758	(47.3)%
Real estate construction	714	717	(0.4)%	727	805	1,224	(41.7)%
Commercial real estate lending	22,723	23,492	(3.3)%	23,854	25,245	42,982	(47.1)%
Total commercial	60,219	59,738	0.8%	68,200	73,774	83,999	(28.3)%
Home equity revolving lines of credit	1,222	1,251	(2.3)%	1,508	1,531	1,527	(20.0)%
Home equity loans 1st liens	1,769	1,846	(4.2)%	1,857	1,867	1,674	5.7%
Home equity loans junior liens	6,610	6,642	(0.5)%	6,701	7,184	7,243	(8.7)%
Home equity	9,601	9,739	(1.4)%	10,066	10,582	10,444	(8.1)%
Installment and credit cards	796	891	(10.7)%	974	1,106	1,185	(32.8)%
Residential mortgage	19,604	18,449	6.3%	18,976	19,141	18,753	4.5%
Total consumer	30,001	29,079	3.2%	30,016	30,829	30,382	(1.3)%
Total restructured loans (accruing)	$90,220	$88,817	1.6%	$98,216	$104,603	$114,381	(21.1)%
Restructured loans in nonaccrual loans (not included above)	$43,699	$53,553	(18.4)%	$57,656	$63,314	$72,388	(39.6)%
Loans Past Due 30-89 Days	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Commercial and industrial	$6,357	$1,717	270.2%	$14,747	$3,947	$2,519	152.4%
Commercial real estate—owner occupied	1,090	1,849	(41.0)%	10,628	2,675	6,323	(82.8)%
Lease financing	—	—	N/M	—	—	556	(100.0)%
Commercial and business lending	7,447	3,566	108.8%	25,375	6,622	9,398	(20.8)%
Commercial real estate—investor	19,843	2,215	795.8%	1,208	15,869	2,994	562.8%
Real estate construction	312	317	(1.6)%	984	399	258	20.9%
Commercial real estate lending	20,155	2,532	696.0%	2,192	16,268	3,252	519.8%
Total commercial	27,602	6,098	352.6%	27,567	22,890	12,650	118.2%
Home equity revolving lines of credit	5,157	7,150	(27.9)%	6,725	6,739	6,986	(26.2)%
Home equity loans 1st liens	1,688	953	77.1%	1,800	1,503	1,685	0.2%
Home equity loans junior liens	1,894	1,905	(0.6)%	2,058	2,496	2,138	(11.4)%
Home equity	8,739	10,008	(12.7)%	10,583	10,738	10,809	(19.2)%
Installment and credit cards	1,655	1,818	(9.0)%	1,932	1,818	1,734	(4.6)%
Residential mortgage	4,914	3,403	44.4%	3,046	3,231	7,070	(30.5)%
Total consumer	15,308	15,229	0.5%	15,561	15,787	19,613	(21.9)%
Total loans past due 30-89 days	$42,910	$21,327	101.2%	$43,128	$38,677	$32,263	33.0%
Potential Problem Loans	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Commercial and industrial	$125,643	$138,403	(9.2)%	$108,522	$133,416	$187,251	(32.9)%
Commercial real estate—owner occupied	41,997	43,114	(2.6)%	48,695	49,008	57,757	(27.3)%
Lease financing	1,385	2,009	(31.1)%	2,709	3,787	2,280	(39.3)%
Commercial and business lending	169,025	183,526	(7.9)%	159,926	186,211	247,288	(31.6)%
Commercial real estate—investor	23,543	26,026	(9.5)%	24,043	28,474	31,903	(26.2)%
Real estate construction	1,327	1,487	(10.8)%	1,776	2,227	4,473	(70.3)%
Commercial real estate lending	24,870	27,513	(9.6)%	25,819	30,701	36,376	(31.6)%
Total commercial	193,895	211,039	(8.1)%	185,745	216,912	283,664	(31.6)%
Home equity revolving lines of credit	202	247	(18.2)%	204	224	277	(27.1)%
Home equity loans junior liens	230	711	(67.7)%	676	687	822	(72.0)%
Home equity	432	958	(54.9)%	880	911	1,099	(60.7)%
Installment and credit cards	—	—	N/M	2	4	844	(100.0)%
Residential mortgage	5,341	6,621	(19.3)%	3,781	2,166	2,445	118.4%
Total consumer	5,773	7,579	(23.8)%	4,663	3,081	4,388	31.6%
Total potential problem loans	$199,668	$218,618	(8.7)%	$190,408	$219,993	$288,052	(30.7)%
N/M = Not meaningful

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Sequential Quarter
	Three months ended June 30, 2015			Three months ended March 31, 2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,167,315	$56,329	3.15%	$6,993,169	$55,915	3.24%
Commercial real estate lending	4,148,955	35,688	3.45	4,102,733	36,403	3.60
Total commercial	11,316,270	92,017	3.26	11,095,902	92,318	3.37
Residential mortgage	4,882,700	38,232	3.13	4,663,849	36,885	3.17
Retail	1,989,335	23,072	4.65	2,055,364	23,668	4.64
Total loans	18,188,305	153,321	3.38	17,815,115	152,871	3.46
Investment securities (1)	5,703,477	35,443	2.49	5,754,747	37,159	2.58
Other short-term investments	374,585	1,771	1.89	578,164	1,692	1.18
Investments and other	6,078,062	37,214	2.45	6,332,911	38,851	2.45
Total earning assets	24,266,367	$190,535	3.15	24,148,026	$191,722	3.20
Other assets, net	2,465,707			2,458,899
Total assets	$26,732,074			$26,606,925
Interest-bearing liabilities:
Savings deposits	$1,352,616	$259	0.08%	$1,277,469	$238	0.08%
Interest-bearing demand deposits	3,251,196	1,037	0.13	3,203,727	1,050	0.13
Money market deposits	9,101,589	4,088	0.18	8,653,260	3,785	0.18
Time deposits	1,630,242	2,757	0.68	1,594,183	2,546	0.65
Total interest-bearing deposits	15,335,643	8,141	0.21	14,728,639	7,619	0.21
Federal funds purchased and securities sold under agreements to repurchase	662,047	235	0.14	585,498	231	0.16
Other short-term funding	236,459	115	0.20	119,240	81	0.27
Long-term funding	3,080,954	10,642	1.38	3,735,602	10,872	1.17
Total short and long-term funding	3,979,460	10,992	1.11	4,440,340	11,184	1.01
Total interest-bearing liabilities	19,315,103	$19,133	0.40	19,168,979	$18,803	0.39
Noninterest-bearing demand deposits	4,290,567			4,326,557
Other liabilities	251,743			266,660
Stockholders’ equity	2,874,661			2,844,729
Total liabilities and stockholders’ equity	$26,732,074			$26,606,925
Net interest income and rate spread		$171,402	2.75%		$172,919	2.81%
Net interest margin			2.83%			2.89%
Taxable equivalent adjustment		$4,914			$5,106

Net Interest Income Analysis—Taxable Equivalent Basis Comparable Quarter
	Three months ended June 30, 2015			Three months ended June 30, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,167,315	$56,329	3.15%	$6,468,844	$53,519	3.32%
Commercial real estate lending	4,148,955	35,688	3.45	3,967,848	36,309	3.67
Total commercial	11,316,270	92,017	3.26	10,436,692	89,828	3.45
Residential mortgage	4,882,700	38,232	3.13	4,077,617	33,575	3.29
Retail	1,989,335	23,072	4.65	2,132,080	24,157	4.54
Total loans	18,188,305	153,321	3.38	16,646,389	147,560	3.55
Investment securities (1)	5,703,477	35,443	2.49	5,606,279	36,865	2.63
Other short-term investments	374,585	1,771	1.89	284,847	1,862	2.62
Investments and other	6,078,062	37,214	2.45	5,891,126	38,727	2.63
Total earning assets	24,266,367	$190,535	3.15	22,537,515	$186,287	3.31
Other assets, net	2,465,707			2,320,557
Total assets	$26,732,074			$24,858,072
Interest-bearing liabilities:
Savings deposits	$1,352,616	$259	0.08%	$1,267,297	$242	0.08%
Interest-bearing demand deposits	3,251,196	1,037	0.13	2,894,446	969	0.13
Money market deposits	9,101,589	4,088	0.18	7,340,244	2,928	0.16
Time deposits	1,630,242	2,757	0.68	1,597,535	2,056	0.52
Total interest-bearing deposits	15,335,643	8,141	0.21	13,099,522	6,195	0.19
Federal funds purchased and securities sold under agreements to repurchase	662,047	235	0.14	847,756	306	0.14
Other short-term funding	236,459	115	0.20	832,299	280	0.13
Long-term funding	3,080,954	10,642	1.38	2,931,957	6,146	0.84
Total short and long-term funding	3,979,460	10,992	1.11	4,612,012	6,732	0.58
Total interest-bearing liabilities	19,315,103	$19,133	0.40	17,711,534	$12,927	0.29
Noninterest-bearing demand deposits	4,290,567			4,073,310
Other liabilities	251,743			182,110
Stockholders’ equity	2,874,661			2,891,118
Total liabilities and stockholders’ equity	$26,732,074			$24,858,072
Net interest income and rate spread		$171,402	2.75%		$173,360	3.02%
Net interest margin			2.83%			3.08%
Taxable equivalent adjustment		$4,914			$4,657

(1)
The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Year Over Year
	Six months ended June 30, 2015			Six months ended June 30, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,080,723	$112,244	3.19%	$6,300,948	$105,199	3.37%
Commercial real estate lending	4,125,972	72,091	3.52	3,937,772	71,900	3.68
Total commercial	11,206,695	184,335	3.32	10,238,720	177,099	3.49
Residential mortgage	4,773,879	75,117	3.15	4,002,592	66,239	3.31
Retail	2,022,167	46,740	4.64	2,165,522	48,570	4.51
Total loans	18,002,741	306,192	3.42	16,406,834	291,908	3.58
Investment securities (1)	5,728,970	72,602	2.53	5,528,604	73,788	2.67
Other short-term investments	475,812	3,463	1.46	281,353	3,311	2.36
Investments and other	6,204,782	76,065	2.45	5,809,957	77,099	2.65
Total earning assets	24,207,523	$382,257	3.17	22,216,791	$369,007	3.34
Other assets, net	2,462,322			2,320,633
Total assets	$26,669,845			$24,537,424
Interest-bearing liabilities:
Savings deposits	$1,315,250	$497	0.08%	$1,231,516	$462	0.08%
Interest-bearing demand deposits	3,227,593	2,087	0.13	2,845,618	1,792	0.13
Money market deposits	8,878,663	7,873	0.18	7,257,137	5,752	0.16
Time deposits	1,612,312	5,303	0.66	1,628,235	4,348	0.54
Total interest-bearing deposits	15,033,818	15,760	0.21	12,962,506	12,354	0.19
Federal funds purchased and securities sold under agreements to repurchase	623,984	466	0.15	826,589	611	0.15
Other short-term funding	178,173	196	0.22	581,799	396	0.14
Long-term funding	3,406,469	21,514	1.26	2,968,038	12,657	0.85
Total short and long-term funding	4,208,626	22,176	1.05	4,376,426	13,664	0.63
Total interest-bearing liabilities	19,242,444	$37,936	0.40	17,338,932	$26,018	0.30
Noninterest-bearing demand deposits	4,308,463			4,119,551
Other liabilities	259,160			188,992
Stockholders’ equity	2,859,778			2,889,949
Total liabilities and stockholders’ equity	$26,669,845			$24,537,424
Net interest income and rate spread		$344,321	2.77%		$342,989	3.04%
Net interest margin			2.86%			3.10%
Taxable equivalent adjustment		$10,020			$9,313

(1)
The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Financial Summary and Comparison (in thousands)
Period End Loan Composition	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Commercial and industrial	$6,208,192	$6,140,420	1.1%	$5,905,902	$5,603,899	$5,616,205	10.5%
Commercial real estate—owner occupied	978,183	1,003,885	(2.6)%	1,007,937	1,014,335	1,070,463	(8.6)%
Lease financing	46,900	49,496	(5.2)%	51,529	52,600	51,873	(9.6)%
Commercial and business lending	7,233,275	7,193,801	0.5%	6,965,368	6,670,834	6,738,541	7.3%
Commercial real estate—investor	3,126,440	3,086,980	1.3%	3,056,485	3,043,361	2,990,732	4.5%
Real estate construction	1,092,308	1,019,571	7.1%	1,008,956	982,426	1,000,421	9.2%
Commercial real estate lending	4,218,748	4,106,551	2.7%	4,065,441	4,025,787	3,991,153	5.7%
Total commercial	11,452,023	11,300,352	1.3%	11,030,809	10,696,621	10,729,694	6.7%
Home equity revolving lines of credit	880,628	879,827	0.1%	887,779	880,435	866,042	1.7%
Home equity loans 1st liens	508,491	549,667	(7.5)%	584,131	619,774	659,598	(22.9)%
Home equity loans junior liens	141,344	154,120	(8.3)%	164,148	176,316	187,732	(24.7)%
Home equity	1,530,463	1,583,614	(3.4)%	1,636,058	1,676,525	1,713,372	(10.7)%
Installment and credit cards	430,823	436,492	(1.3)%	454,219	459,682	469,203	(8.2)%
Residential mortgage	4,889,943	4,658,574	5.0%	4,472,760	4,326,262	4,132,783	18.3%
Total consumer	6,851,229	6,678,680	2.6%	6,563,037	6,462,469	6,315,358	8.5%
Total loans	$18,303,252	$17,979,032	1.8%	$17,593,846	$17,159,090	$17,045,052	7.4%
Period End Deposit and Customer Funding Composition	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Noninterest-bearing demand	$4,332,171	$4,570,872	(5.2)%	$4,505,272	$4,302,454	$4,211,057	2.9%
Savings	1,359,478	1,337,643	1.6%	1,235,277	1,256,567	1,275,493	6.6%
Interest-bearing demand	3,576,311	3,525,870	1.4%	3,126,854	3,637,411	2,918,900	22.5%
Money market	8,374,186	8,781,206	(4.6)%	8,324,646	7,491,460	7,348,650	14.0%
Brokered CDs	39,760	40,699	(2.3)%	42,556	9,242	44,809	(11.3)%
Other time	1,587,657	1,595,302	(0.5)%	1,528,899	1,504,124	1,517,350	4.6%
Total deposits	19,269,563	19,851,592	(2.9)%	18,763,504	18,201,258	17,316,259	11.3%
Customer repo sweeps	433,044	528,572	(18.1)%	384,221	493,451	489,886	(11.6)%
Total deposits and customer funding	$19,702,607	$20,380,164	(3.3)%	$19,147,725	$18,694,709	$17,806,145	10.7%
Network transaction deposits included above in interest-bearing demand & money market	$2,920,939	$2,900,325	0.7%	$2,852,943	$2,207,055	$2,238,923	30.5%
Brokered CDs	39,760	40,699	(2.3)%	42,556	9,242	44,809	(11.3)%
Total network and brokered funding	2,960,699	2,941,024	0.7%	2,895,499	2,216,297	2,283,732	29.6%
Net customer deposits and funding (1)	$16,741,908	$17,439,140	(4.0)%	$16,252,226	$16,478,412	$15,522,413	7.9%
(1) Total deposits and customer funding excluding total network and brokered funding.
Quarter Average Loan Composition	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Commercial and industrial	$6,122,864	$5,944,152	3.0%	$5,665,396	$5,558,135	$5,335,488	14.8%
Commercial real estate—owner occupied	995,981	998,293	(0.2)%	1,003,179	1,043,001	1,081,552	(7.9)%
Lease financing	48,470	50,724	(4.4)%	52,318	51,091	51,804	(6.4)%
Commercial and business lending	7,167,315	6,993,169	2.5%	6,720,893	6,652,227	6,468,844	10.8%
Commercial real estate—investor	3,110,637	3,106,965	0.1%	3,062,427	3,013,210	3,014,827	3.2%
Real estate construction	1,038,318	995,768	4.3%	1,003,716	1,006,076	953,021	9.0%
Commercial real estate lending	4,148,955	4,102,733	1.1%	4,066,143	4,019,286	3,967,848	4.6%
Total commercial	11,316,270	11,095,902	2.0%	10,787,036	10,671,513	10,436,692	8.4%
Home equity revolving lines of credit	881,036	882,869	(0.2)%	883,580	875,388	866,952	1.6%
Home equity loans 1st liens	528,493	567,849	(6.9)%	601,719	638,592	681,607	(22.5)%
Home equity loans junior liens	147,391	159,378	(7.5)%	169,845	181,880	193,727	(23.9)%
Home equity	1,556,920	1,610,096	(3.3)%	1,655,144	1,695,860	1,742,286	(10.6)%
Installment and credit cards	432,415	445,268	(2.9)%	455,000	464,467	389,794	10.9%
Residential mortgage	4,882,700	4,663,849	4.7%	4,490,075	4,309,121	4,077,617	19.7%
Total consumer	6,872,035	6,719,213	2.3%	6,600,219	6,469,448	6,209,697	10.7%
Total loans	$18,188,305	$17,815,115	2.1%	$17,387,255	$17,140,961	$16,646,389	9.3%
Quarter Average Deposit Composition	Jun 30, 2015	Mar 31, 2015	Jun15 vs Mar15 % Change	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun15 vs Jun14 % Change
Noninterest-bearing demand	$4,290,567	$4,326,557	(0.8)%	$4,367,031	$4,239,654	$4,073,310	5.3%
Savings	1,352,616	1,277,469	5.9%	1,264,195	1,269,994	1,267,297	6.7%
Interest-bearing demand	3,251,196	3,203,727	1.5%	3,142,537	3,096,712	2,894,446	12.3%
Money market	9,101,589	8,653,260	5.2%	8,209,091	7,721,167	7,340,244	24.0%
Time deposits	1,630,242	1,594,183	2.3%	1,549,565	1,545,851	1,597,535	2.0%
Total deposits	$19,626,210	$19,055,196	3.0%	$18,532,419	$17,873,378	$17,172,832	14.3%